SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             DEL LABORATORIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             DEL LABORATORIES, INC.
                                 178 EAB Plaza
                         Uniondale, New York 11556-0178

                           --------------------------

                    Notice of Annual Meeting of Stockholders
                                  May 23, 2002

                           --------------------------

                                                                  April 30, 2002

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEL LABORATORIES, INC. (the "Corporation") will be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Thursday, May 23, 2002, at 10:30 A.M. (local time) to consider the following matters:

         1. To elect three members of the Board of Directors of the Corporation for a term of three years;

         2. To approve an amendment to the Corporation's Amended and Restated 1994 Stock Plan which would increase the total number of shares available for issuance in connection with awards granted pursuant thereto; and

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 1, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178, for ten days prior to the meeting.

         Stockholders are cordially invited to attend the meeting. If you are a stockholder of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission card by writing to Executive Vice President-Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, or other nominee holding your shares, must accompany your letter.

         A copy of the Annual Report for the year 2001 is enclosed herewith.

                                             By Order of the Board of Directors,


                                             Gene L. Wexler
                                             Secretary

YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             DEL LABORATORIES, INC.
                                 178 EAB Plaza
                         Uniondale, New York 11556-0178

                           --------------------------

                                PROXY STATEMENT

                           --------------------------

                         Annual Meeting of Stockholders
                                  May 23, 2002

                           --------------------------


         Your proxy is hereby solicited on behalf of the Board of Directors of Del Laboratories, Inc., a Delaware corporation (the "Corporation"), for use at the 2002 Annual Meeting of Stockholders, to be held on Thursday, May 23, 2002 at 10:30 A.M. at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments or postponements thereof. The purposes of the meeting are as set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that these materials will be mailed on or about April 30, 2002 to all stockholders entitled to vote at the Annual Meeting.

         A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted FOR such matter. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Corporation, by executing a later proxy or by attending the Annual Meeting in person and voting in person, in any case at any time prior to the voting of the proxy. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, directors, officers and employees of the Corporation may, without additional compensation therefor, solicit proxies either personally, by telephone or by facsimile. The Corporation will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses incurred in handling proxy materials for beneficial owners.

         The Board of Directors has fixed the close of business on April 1, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding 8,514,527 shares of common stock, par value $1.00 per share ("Common Stock"), which are the only securities of the Corporation entitled to be voted at the meeting. Each share of Common Stock entitles the holder thereof to one vote. One-third of all shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Election of directors is by plurality vote, with the three nominees receiving the highest vote totals to be elected as directors of the Corporation. Abstentions and broker non-votes will count as present for purposes of determining a quorum but will not affect the outcome of the election of directors.

         The affirmative vote of a majority of the shares of the Common Stock represented and voting at the meeting is required for the approval of the amendment to the Corporation's Amended and Restated 1994 Stock Plan (the "1994 Plan"). An abstention will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote. In the event of a broker non-vote, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote for purposes of determining the total number of shares of which a majority is required to approve the amendment, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

         If a stockholder is a participant in the Corporation's Employee Stock Ownership Plan (the "ESOP"), the participant will receive, with respect to the number of shares held for his or her account under the ESOP on the Record Date, a separate card which will serve as a voting instruction to the Trustee of the Employee Stock Ownership Trust, a trust that holds the shares acquired for the ESOP, with respect to shares held for the participant's account. Unless the card is signed and returned, shares held in the participant's account under the ESOP will be voted in the same proportion as the shares for which signed cards are returned by other participants.

         Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Corporation. Admission will be by admission card only. For stockholders of record who wish to obtain an admission card, please complete and return the enclosed Request for Admission Card. Beneficial owners with shares held through an intermediary, such as a bank or stockbroker, should request admission cards by writing to Executive Vice President-Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain admission cards in advance may obtain them upon verification of ownership at the Annual Meeting. Admission cards may be issued to others at the discretion of the Corporation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as to each person who, to the knowledge of the Corporation, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding Common Stock:


                                              AMOUNT AND
                                               NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL             PERCENT
     OR IDENTITY OF GROUP                    OWNERSHIP (1)         OF CLASS (4)
-------------------------------------        -------------         ------------

Dan K. Wassong ............................  3,044,691(2)(3)           32.4%
Del Laboratories, Inc.
178 EAB Plaza
Uniondale, New York

Martin E. Revson ..........................  1,200,337(2)              14.1%
445 Park Avenue
New York, New York

Del Laboratories, Inc.
  Employee Stock Ownership Plan ...........    538,181                  6.3%
178 EAB Plaza
Uniondale, New York

Dimensional Fund Advisors Inc. ............    452,681(5)               5.3%
1299 Ocean Avenue, 11th floor
Santa Monica, California

______________

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Mr. Wassong and Mr. Revson each has granted the other a right of first refusal to purchase certain of his shares in the event one of them wishes to dispose of such shares or upon his death, notwithstanding which each has the right to dispose of a limited number of shares in any period of 12 consecutive months.

(3) Includes 2,064,838 shares owned individually by Mr. Wassong, 898,544 shares issuable upon exercise of options (which are exercisable within 60 days) held by Mr. Wassong and 81,309 shares held for Mr. Wassong's account under the ESOP as of December 31, 2001.

(4) Based on 8,514,527 shares outstanding on April 1, 2002 plus, with respect to Mr. Wassong, the number of shares he may acquire pursuant to the exercise of options (see footnote (3) above).

(5) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser that is deemed to beneficially own 452,681 shares of the Corporation's Common Stock as of December 31, 2001, furnishes investment advice to four registered investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over such shares. All securities are owned of record by such investment vehicles, and Dimensional disclaims beneficial ownership of all such shares.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each director of the Corporation (other than Mr. Wassong and Mr. Revson, information with respect to each of whom is presented above), (ii) each of the four most highly-compensated executive officers of the Corporation during 2001 (other than Mr. Wassong) and (iii) all directors and executive officers as a group:

                                                        COMMON STOCK OWNED AS OF
                                                              APRIL 1, 2002
                                                              -------------
                                                       AMOUNT AND
                                                        NATURE OF
                                                        BENEFICIAL      PERCENT
                                                       OWNERSHIP(1)    OF CLASS
                                                       ------------    --------
  OUTSIDE DIRECTORS
Robert A. Kavesh .............................           18,251             0.2%
Steven Kotler ................................          104,706(2)          1.2%
George L. Lindemann ..........................          116,308(3)          1.4%
Marcella Maxwell .............................              201(4)

  EXECUTIVE OFFICERS
Harvey P. Alstodt ............................          138,087(5)          1.6%
Charles J. Hinkaty ...........................          343,648(6)          4.0%
William McMenemy .............................          259,626(7)          3.0%
Enzo Vialardi ................................           25,383(8)          0.3%

  ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
(10 persons) .................................        5,251,238(9)         54.1%

_____________

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Includes 1,886 shares of Common Stock owned by Mr. Kotler's wife, 172 shares owned by a pension trust for the benefit of Mr. Kotler and 2,474 shares owned by a family foundation which Mr. Kotler may be deemed to control.

(3)  Shares are owned by a partnership controlled by Mr. Lindemann.

(4)  Less than 0.1%.

(5) Includes 58,475 shares which Mr. Alstodt may acquire through exercise of options currently outstanding and 7,063 shares held for Mr. Alstodt's account under the ESOP as of December 31, 2001.

(6) Includes 116,401 shares which Mr. Hinkaty may acquire through exercise of options currently outstanding and 8,300 shares held for Mr. Hinkaty's account under the ESOP as of December 31, 2001. Mr. Hinkaty is also a director of the Corporation.

(7) Includes 103,320 shares which Mr. McMenemy may acquire through exercise of options currently outstanding and 21,666 shares held for Mr. McMenemy's account under the ESOP as of December 31, 2001.

(8) Includes 11,748 shares which Mr. Vialardi may acquire through exercise of options currently outstanding and 232 shares held for Mr. Vialardi's account under the ESOP as of December 31, 2001.

(9) Includes (i) 1,188,488 shares which such persons have rights to acquire through the exercise of options currently outstanding, (ii) 118,570 shares held for the accounts of such executive officers and directors under the ESOP as of December 31 2001, (iii) 1,886 shares owned by Mr. Kotler's wife,
     (iv) 172 shares held by a pension trust for the benefit of Mr. Kotler, (v) 2,474 shares owned by a family foundation which Mr. Kotler may be deemed to control, and (vi) 116,308 shares owned by a partnership controlled by Mr. Lindemann.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Each director and executive officer of the Corporation and persons owning more than 10% of the Corporation's equity securities is required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or transactions in, the Corporation's equity securities. To the Corporation's knowledge (based solely on a review of the copies of such reports furnished to the Corporation), all of the Corporation's directors, executive officers and owners of greater than 10% of the Corporation's equity securities timely made all required filings.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

         The Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of a minimum of three directors and a maximum of ten directors, with the number to be fixed by the Board of Directors and such number to be divided into three classes that will be nearly as equal as possible. The Board currently consists of seven directors, two of whom are designated as members of Class I, two of whom are designated as members of Class II and three of whom are designated as members of Class III. The term of office of each class of directors is three years, with one class of directors expiring each year in rotation so that one class is elected at each annual meeting.

         Three directors for Class III are to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 2005 and until the election and qualification of their successors.

         It is the intention of the Board of Directors to nominate at the Annual Meeting the individuals whose names are set forth in Class III below for election to the Board of Directors for a three-year term. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for three directors to be elected at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS

         The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Corporation (i) his or her name and age; (ii) his or her principal occupation, including positions or offices held with the Corporation, at present and for the past five years; (iii) the year in which he or she began to serve as a director; and (iv) the class of director to which he or she belongs.

                                   CLASS III
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2005)
                THREE DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT      DIRECTOR SINCE
------------              ----------------------------------      --------------

Robert A. Kavesh (74)     Marcus Nadler Professor of Finance           1976
                          and Economics, Stern School of Business,
                          New York University


Steven Kotler (55)        Vice-Chairman, Gilbert Global Equity         1987
                          Capital since May 2000;  Co-Chairman,
                          Schroder & Co., Inc. from 1999 to May 2000;
                          President and Chief Executive Officer,
                          Schroder & Co., Inc., 1996 to 1999


Marcella Maxwell (64)     Director of Development and Public           1994
                          Affairs, Miracle Makers, Inc., since
                          February 1995




                                    CLASS I
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2003)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT      DIRECTOR SINCE
------------              ----------------------------------      --------------

Martin E. Revson (91)     Private investor since August 1992;          1963
                          Chairman of the Board of the Corporation from July 1963 to August 1992


Dan K. Wassong (71)       President and Chief Executive Officer        1968
                          of the Corporation; Chairman of the
                          Board of the Corporation since August 1992



                                    CLASS II
                       (TO SERVE UNTIL THE ANNUAL MEETING
                           OF STOCKHOLDERS FOR 2004)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT      DIRECTOR SINCE
------------              ----------------------------------      --------------

Charles J. Hinkaty (52)   Vice President of the Corporation and        1986
                          President of Del Pharmaceuticals, Inc.
                          since 1985

George L. Lindemann (66)  Chairman of the Board and Chief              1998
                          Executive Officer of Southern Union Co.
                          since 1986

____________

         Mr. Wassong is also a director of Southern Union Company and Moore Medical Corp. Mr. Kotler is also a director of Moore Medical Corp.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Corporation held four meetings during 2001.

         The Board of Directors currently has three committees, an Audit Committee, a Compensation Committee and a Human Resources Committee. The Corporation has no standing nominating committee or any committee performing similar functions. The Board of Directors determines nominees for election to the Board.

         The Audit Committee, which is comprised of Messrs. Kavesh and Kotler and Ms. Maxwell, recommends to the Board of Directors the engaging of the independent auditors, reviews with the independent auditors the scope and results of the audit engagement, reviews the independence of auditors and considers the range of audit and non-audit fees. It held three meetings in 2001.

         The Compensation Committee, comprised of Messrs. Kotler and Kavesh, establishes the compensation of the Chief Executive Officer and reviews on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees, and administers the Corporation's stock-based incentive plans. It held two meetings in 2001

         The Human Resources Committee is comprised of Ms. Maxwell and Mr. Kotler. The Human Resources Committee deals with all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation (other than negotiation of collective bargaining agreements and individual contracts of employment and other matters expressly reserved for action by the Compensation Committee). This Committee held no meetings during 2001. However, the Committee received and reviewed written quarterly human resources reports from the Corporation.

         No director attended fewer than 75% of the aggregate number of meetings of the Board and all committees on which such director served in 2001.

DIRECTORS' COMPENSATION

         Directors of the Corporation who are not employees of the Corporation (with the exception of Mr. Revson) receive an annual retainer of $25,000. In addition, committee fees are paid at the rate of $1,500 per meeting for the Chair and $1,000 per meeting for other members.

RECOMMENDATION OF BOARD OF DIRECTORS

         The Board of Directors recommends a vote FOR election of the nominees identified above as directors in Class III. Those nominees who receive the three highest numbers of votes for their election as directors will be elected.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the compensation for the years 2001, 2000 and 1999 of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers in 2001 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                      COMPENSATION
                                                                       SECURITIES
                                           ANNUAL COMPENSATION         UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY       BONUS       OPTIONS   COMPENSATION (1)
---------------------------           ----      ------       -----       -------   ----------------

Dan K. Wassong ....................   2001   $  774,478   $1,500,000       99,463   $  511,366
Chairman, President And ...........   2000      744,690      800,000      212,627      542,541
Chief Executive Officer ...........   1999      723,000            0       94,696      324,258

Charles J. Hinkaty ................   2001      359,470      290,000       79,352       10,524
Vice President and President of ...   2000      346,275      160,000       18,375       11,035
Del Pharmaceuticals, Inc. .........   1999      339,000            0       18,784       10,017

Harvey P. Alstodt .................   2001      315,125      350,000       47,055       53,274
Executive Vice President, Sales ...   2000      298,000      160,000       18,375       13,217
Cosmetics Division, North America .   1999      290,500            0            0       12,205

William McMenemy ..................   2001      342,500      350,000       39,336       42,772
Executive Vice President, Marketing   2000      298,000      160,000       32,369       12,110
Cosmetics Division, North America .   1999      290,500            0       48,699       11,144

Enzo J. Vialardi ..................   2001      294,120      350,000       19,425        9,092
Executive Vice President, .........   2000      284,450      150,000       18,375        8,994
Chief Financial Officer ...........   1999      260,000            0            0        7,978

____________

(1) Includes for each Named Executive Officer (i) The dollar amount of all contributions made by the Corporation and all shares allocated to the account of such officer in 2001 and 2000 (no contributions were made in 1999) under the ESOP. The amounts contributed and allocated, calculated based on the closing price of the Common Stock on December 31, 2001 were as follows: Mr. Wassong - $1,510, Mr. Hinkaty - $1,510, Mr. Alstodt - $1,510, Mr. McMenemy - $1,510 and Mr. Vialardi - $1,510, (ii) the insurance premiums paid in each year in respect of such officer under the Corporation's Executive Medical Reimbursement Plan (in 2001, the amounts paid were as follows: Mr. Wassong - $7,138, Mr. Hinkaty - $7,138, Mr. Alstodt - $7,582, Mr. McMenemy - $7,138, Mr. Vialardi - $7,582); and (iii) the dollar value (calculated in accordance with SEC guidelines) of the premiums paid by the Corporation with respect to "split dollar" life insurance policies maintained by the Corporation for certain of such officers (in 2001, the amounts were as follows: Mr. Wassong - $81,086, Mr. Hinkaty - $1,876, Mr. Alstodt - $44,182, Mr. McMenemy - $32,124). Also includes for Mr. Wassong indebtedness owed by him to the Corporation which was forgiven in each year ($203,735 in 2001) and related tax gross-up ($217,897 in 2001). See "Description of Employment Agreements and Certain Transactions" below.


STOCK OPTION GRANTS AND RELATED INFORMATION

         STOCK OPTION GRANTS DURING 2001

         The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 2001 and the present value of these options on their grant date.


                         NUMBER OF      % OF TOTAL
                        SECURITIES       OPTIONS
                        UNDERLYING      GRANTED TO   EXERCISE OF   EXPIRATION   GRANT DATE
NAME                     OPTIONS        EMPLOYEES    BASE PRICE      DATE     PRESENT VALUE (2)
                        GRANTED (1)   IN FISCAL YEAR
-----                   ----------    -------------- ----------    ---------- -----------------

Dan K. Wassong .........  57,463          13.3%      $  9.429       03/09/08    $262,031
                          42,000           9.7%      $ 10.581       07/24/11    $254,100

Charles J. Hinkaty .....  19,425           4.5%      $ 10.581       07/24/11    $117,521
                          15,056           3.5%      $ 16.171       08/28/08    $118,190
                          44,871          10.4%      $ 16.500       12/19/08    $359,417

Harvey P. Alstodt ......  19,425           4.5%      $ 10.581       07/24/11    $117,521
                          27,630           6.4%      $ 16.171       08/28/08    $216,564

William McMenemy .......  19,425           4.5%      $ 10.581       07/24/11    $117,521
                          19,911           4.6%      $ 16.171       08/28/08    $156,301

Enzo J. Vialardi .......  19,425           4.5%      $ 10.581       07/24/11    $117,521

__________

(1) Options which expire on July 24, 2011, have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expire ten years from the date of grant and vest in one-third annual increments commencing one year after the date of grant. Each of the other options granted are reload options and expire seven years from the date of grant with one-third annual vesting commencing one year after the date of grant.

(2) These amounts were determined using the modified Black-Scholes option pricing model. The assumptions underlying the Black-Scholes value include
     (a) expected volatility based upon the Company's stock price; (b) the risk-free rate (the seven year Treasury bond rate on date of grant for the options which expire on July 24, 2011, and the five year Treasury bond rate for the reload options); (c) projected dividend yield of 0%; (d) a seven year expected period to exercise for options which expire on July 24, 2011, and a five year expected period to exercise for the reload options; and (e) a discount rate of 5% per annum during the vesting schedule for the options (one-third vesting on each anniversary of the date of grant for all options). The following table shows the factors used to value the options above (by option expiration date):




                                          EXPECTED      RISK-FREE     DIVIDEND
     EXPIRATION DATE                     VOLATILITY       RATE         YIELD
     ---------------                     ----------       ----         -----

      March 9, 2008                        48.83%         4.72%         0.00%
      July 24, 2011                        48.83%         5.03%         0.00%
      August 28, 2008                      48.83%         4.75%         0.00%
      December 19, 2008                    48.83%         4.81%         0.00%

         OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 2001 and unexercised stock options held as of December 31, 2001.

                                              NUMBER OF             VALUE OF
                                         SECURITIES UNDERLYING    UNEXERCISED
                                             UNEXERCISED          IN-THE-MONEY
                                             OPTIONS AT             OPTIONS
                      SHARES               DEC. 31, 2001        DEC. 31, 2001
                     ACQUIRED     VALUE     EXERCISABLE/         EXERCISABLE/
   NAME             ON EXERCISE REALIZED(1) UNEXERCISABLE      UNEXERCISABLE (2)
   ----             ----------------------- -------------      -----------------

Dan K. Wassong         98,848   $664,297   879,389/272,780   $2,288,055/$1,169,038
Charles J. Hinkaty     79,748    509,598   157,704/ 97,863      336,214/   150,058
Harvey P. Alstodt      35,462    198,834    64,600/ 59,305       58,517/   146,258
William McMenemy       29,553    244,804   132,593/ 77,148      226,963/   230,816
Enzo J. Vialardi            0          0    11,748/ 31,675       27,781/   146,258

___________

(1) The value realized is determined by multiplying the number of shares acquired by the closing market price of the Common Stock on the date of exercise, less the aggregate exercise price for said options.

(2) Based upon the closing price of the Common Stock on December 31, 2001 ($15.25 per share), less the exercise price for the aggregate number of shares subject to the options.


PENSION BENEFITS

         The following table shows the sum of the annual pension benefits payable to the Named Executive Officers under the Pension Plan and the annual SERP benefits assuming retirement at age 65 with election of a benefit payable as a life annuity in various remuneration and years of service classifications:

                                                   Annual Benefits
       Final Average              Years of Credited Service At Retirement (2)
      Compensation(1)       15              20              25              30
      ------------------------------------------------------------------------------

        $   75,000      $ 13,500        $ 18,000        $ 22,500        $ 27,000
        $  100,000      $ 18,000        $ 24,000        $ 30,000        $ 36,000
        $  150,000      $ 27,000        $ 36,000        $ 45,000        $ 54,000
        $  200,000      $ 36,000        $ 48,000        $ 60,000        $ 72,000
        $  300,000      $ 54,000        $ 72,000        $ 90,000        $108,000
        $  400,000      $ 72,000        $ 96,000        $120,000        $144,000
        $  500,000      $ 90,000        $120,000        $150,000        $180,000(3)
        $  600,000      $108,000        $144,000        $180,000(3)     $216,000(3)
        $  800,000      $144,000        $192,000(3)     $240,000(3)     $288,000(3)
        $  900,000      $162,000(3)     $216,000(3)     $270,000(3)     $324,000(3)
        $1,000,000      $180,000(3)     $240,000(3)     $300,000(3)     $360,000(3)
        $1,100,000      $198,000(3)     $264,000(3)     $330,000(3)     $396,000(3)

_______________

(1) The Pension Plan benefits are based on the highest five consecutive years out of final ten years of employment before normal retirement date. The SERP benefits are currently based on the yearly compensation for 1996, except for Mr. Vialardi which is based on 1999. The compensation for 1996 for Messrs. Wassong, Hinkaty, Alstodt and McMenemy was $1,334,091, $387,957, $395,604 and $396,509 respectively. The compensation for 1999 for Mr. Vialardi was $368,100.

(2) Messrs. Wassong, Hinkaty, Alstodt, McMenemy and Vialardi have, respectively, 36, 17, 16, 37 and 4 years of credited service under the Pension Plan.

(3) The benefits payable under the Pension Plan are currently limited to $160,000, which is the maximum currently allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Any pension benefit payable in excess of the maximum permitted by the Code would, if applicable, be payable under the SERP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Dan K. Wassong sets the salaries and recommends the bonuses, subject to Compensation Committee review and approval, of Named Executive Officers other than himself.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

DAN K. WASSONG

         Dan K. Wassong, Chairman of the Board, President and Chief Executive Officer of the Corporation, is party to an amended and restated employment agreement with the Corporation dated as of July 1, 1999 (the "Agreement"). The Agreement provides for Mr. Wassong's full time employment until December 31, 2008 at an annual base salary of not less than $723,000. In addition, Mr. Wassong may receive bonuses under the Corporation's Amended and Restated Annual Incentive Plan (the "Annual Incentive Plan"). The Corporation shall reimburse Mr. Wassong for reasonable legal and accounting fees which he may incur in connection with the preparation and periodic review of his estate plan, tax planning, tax returns, the Agreement and related employment arrangements. Upon termination of the Agreement except for death, disability or cause, Mr. Wassong shall have the right, but not the obligation, to serve as a consultant to the Corporation for a period of five years. During such time as he serves as a consultant, Mr. Wassong will be paid an annual amount equal to 60% of his base salary at the time of termination of the Agreement. In addition, during that time, Mr. Wassong will be entitled to continue to participate in the Corporation's medical reimbursement program or to receive substantially equivalent medical insurance coverage, and Mr. Wassong will be provided, at the Corporation's expense, with an office, support and secretarial services and use of an automobile and chauffeur.

         The Agreement also provides for payment, upon Mr. Wassong's termination for any reason other than cause, of deferred compensation (the "Deferred Compensation") based on one month of compensation at the Adjusted Compensation Rate (i.e., an annual rate of compensation equal to the base annual salary in effect at the date of termination plus 110% of the previous year's bonus) for each year of Mr. Wassong's employment by the Corporation since 1965. The Deferred Compensation shall be paid over the same number of months as the number of years of Mr. Wassong's employment by the Corporation, except that if Mr. Wassong dies during the term of this Agreement, the Deferred Compensation shall be paid to his designated beneficiary over a period of six months. In addition to the Deferred Compensation, in the event the Agreement is terminated without cause, Mr. Wassong will also receive a lump sum payment equal to his base annual salary at the time of termination multiplied by the greater of (i) the number of years remaining in the term of the Agreement and (ii) four years. Furthermore, if the Agreement terminates other than for cause, Mr. Wassong (or his representative, as the case may be) may require the Corporation to pay as additional compensation the excess of the market value of shares of stock which Mr. Wassong had an option to acquire from the Corporation over the aggregate exercise price for those options (in which case such options shall be cancelled).

         Under the Agreement, the Corporation consolidated loans made to Mr. Wassong in 1984, 1988 and 1990. As of April 1, 2002, the outstanding principal balance of the loan to Mr. Wassong was $782,250 (the "Existing Balance"). The Existing Balance is to be repaid, with interest at the rate of 6% per annum, with a principal payment of $140,000 on January 20 of each year through 2007 and a final payment of $82,250 on January 20, 2008, provided that each payment of principal and interest will be forgiven when due unless Mr. Wassong has been terminated for cause. The Corporation may, at its option, forgive additional amounts in excess of the scheduled principal and interest payments in any year. During 2001, $140,000 of principal and $63,735 of interest were forgiven by the Corporation. Whenever the Corporation forgives any principal or interest owed by Mr. Wassong, the Corporation has agreed to pay to him such additional payment (a "Gross-Up Payment") in an amount such that, after payment by Mr. Wassong of all federal, state and local taxes and excise taxes, if any, including any such taxes imposed on the Gross-Up Payment, Mr. Wassong retains an amount of the Gross-Up Payment equal to such taxes imposed on the principal and interest forgiven. Mr. Wassong's indebtedness must be secured by shares of Common Stock of the Corporation having a market value equal to not less than 110% of the principal amount of the Existing Balance then outstanding. If Mr. Wassong's employment is terminated for cause, the Existing Balance shall be repaid in accordance with the annual payment schedule described above, without any forgiveness of principal or interest.

The Corporation has agreed to grant to Mr. Wassong options to purchase 40,000 shares of Common Stock each year during his employment by the Corporation. The annual grant of 40,000 stock options is in addition to any other options granted to replace shares of stock of the Corporation sold by Mr. Wassong to pay the exercise price and withholding taxes on options exercised. All such options, as well as any options held by Mr. Wassong pursuant to the 1994 Stock Plan shall be transferrable pursuant to whatever actions are required to be taken by the Compensation Committee. The Corporation has agreed to lend, or cause to be loaned to Mr. Wassong (to the extent permitted by applicable law), amounts sufficient to enable him to (i) exercise options and rights to purchase shares of Common Stock heretofore or hereafter granted to him and (ii) pay any applicable federal, state and local income taxes incurred by him as a result of the exercise of such options and rights. Mr. Wassong also has been granted certain rights for the registration of shares for public offering under the Securities Act of 1933, as amended.

         During 1993, the Corporation purchased $4,000,000 of life insurance policies payable on the death of Mr. Wassong. Under the terms of a Life Insurance Agreement by and among the Corporation and a trust established for the purpose of owning the policies, the policies are subject to a "split dollar" arrangement under which the Corporation will receive, upon Mr. Wassong's death, an amount equal to the premiums paid by the Corporation, without interest. The Corporation has agreed to pay all premiums due in respect of such insurance policies (and any additional policies that may be required to be purchased in order to provide an aggregate death benefit of no less than $4,000,000). In addition, in certain circumstances, the Corporation is required to pay additional premiums to assure that the amount payable to Mr. Wassong's beneficiaries will be no less than $2,000,000. The annual premium under the policies is $170,363; it is anticipated that the annual premium will be required to be paid until 2002, at which time it is estimated that the policies will be fully paid up (although the period of time over which the premiums will be required to be paid may vary depending upon the investment performance of the insurers and other factors). Pursuant to the Life Insurance Agreement, the Corporation will continue to be obligated to pay the premiums during Mr. Wassong's employment with the Corporation and following termination of his employment, unless termination is a result of a discharge for cause. Amounts payable to Mr. Wassong's beneficiaries upon his death pursuant to the policies purchased under the Life Insurance Agreement are in addition to benefits payable pursuant to the Corporation's general life insurance coverage available to all employees.

         Mr. Wassong may elect to terminate the Agreement and receive all of the compensation and benefits described above upon the occurrence of certain events, including the following: (a) he is not elected and continued as a director of the Corporation and appointed Chairman of the Board of Directors, President and Chief Executive Officer; (b) his office is relocated outside of the Greater Metropolitan Area of New York City; (c) the sale by the Corporation of all or substantially all of its assets and business or a merger of the Corporation as a result of which the shareholders of the Corporation prior to the merger will own less than a majority of the company surviving such merger; and (d) a change in control (defined as the acquisition, directly or indirectly, by any individual, corporation or group, other than persons who are members of the Board of Directors, of more than 40% of the voting power of the Corporation's common stock).

OTHER NAMED EXECUTIVE OFFICERS

         The Corporation is party to an employment agreement with Charles J. Hinkaty, Vice President and President of Del Pharmaceuticals, Inc., for a term expiring on December 31, 2006. Under the employment agreement, Mr. Hinkaty's annual rate of compensation shall not be less than $377,478. If Mr. Hinkaty is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

         The Corporation is party to an employment agreement with Harvey Alstodt, Executive Vice President, Sales-Cosmetics Division, North America, for a term expiring on June 30, 2005. Under the employment agreement, Mr. Alstodt's annual rate of compensation shall not be less than $320,000. If Mr. Alstodt is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

         The Corporation is party to an employment agreement with William McMenemy, Executive Vice President, Marketing-Cosmetics Division, North America, for a term expiring on December 31, 2005. Under the employment agreement, Mr. McMenemy's annual rate of compensation shall not be less than $350,000. If Mr. McMenemy is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 36 months.

         The Corporation is party to an employment agreement with Enzo Vialardi, Executive Vice President, Chief Financial Officer, for a term expiring on July 31, 2003. Under the employment agreement, Mr. Vialardi's annual rate of compensation shall not be less than $298,680.

CHANGE IN CONTROL AGREEMENTS

         The Company has entered into Change in Control Agreements with Mr. Alstodt, Mr. McMenemy and Mr. Hinkaty. If, after a Change in Control (as defined in such agreements), the executive's employment is terminated under certain circumstances, the executive will be entitled to receive, in eighteen equal monthly payments, an amount equal to the Executive's base compensation times the number of months equal to the greater of (i) the balance of the Executive's employment agreement with the Company, and (ii) in the case of Mr. Alstodt, 24 months, in the case of Mr. McMenemy, 36 months, and in the case of Mr. Hinkaty, 24 months.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         As discussed below, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Corporation's executive officers. No specific weighting was assigned by the Compensation Committee to any of the factors considered in determining the remuneration paid to the Chief Executive Officer and the other Named Executive Officers for 2001.

GENERAL POLICIES

         The Corporation's executive compensation program is intended to provide a competitive total compensation package that enables the Corporation to attract and retain key executives and that focuses executive behavior on the fulfillment of both short-term (i.e., annual) and long-term business objectives and strategies. The key components of the Corporation's executive compensation program are base salary, annual incentive compensation and stock options. In addition, with respect to Dan K. Wassong, the Corporation's Chief Executive Officer, consideration is given to forgiveness of indebtedness to the Corporation which Mr. Wassong has incurred in the past in connection with his exercise of stock options, which forgiveness is provided for under his employment agreement (as amended) on an annual basis through 2008 and which is deemed to be valuable to the Corporation by enabling and encouraging him to have a substantial position as a stockholder of the Corporation.

         In determining compensation for its executive officers, the Corporation generally seeks to remain competitive with compensation levels for executives of companies of comparable size and profitability engaged in the health and beauty business.

         Base salaries for each of the Named Executive Officers are (subject to contractually stipulated minimums) based upon past and expected future performance of the executive, the executive's responsibilities with the Corporation and salaries for similar executive positions in companies that are competitive with, and comparable in size to, the Corporation (including a number of companies in addition to those reflected in the peer group index used in the stock performance graph appearing below). The base salary of the Chief Executive Officer is determined by the Compensation Committee. The base salaries of all other Named Executive Officers are fixed by the Chief Executive Officer, subject to review by the Compensation Committee. During 2001, the maximum increase in base salary for any of the Named Executive Officers was approximately 17%. Annual incentive compensation for each Named Executive Officer has been linked, generally, to overall corporate performance and/or the performance of a particular subsidiary or other business unit for which the executive may have responsibility, but has also included a subjective assessment of the officer's success in fulfilling the duties and responsibilities of his position.

         Commencing in 1994, incentive compensation for each Named Executive Officer in any year has been established under the Annual Incentive Plan, pursuant to which the Compensation Committee establishes performance objectives for use in determining all or a portion of amounts payable to such persons. The Compensation Committee also has the discretion to award bonus payments to executive officers in addition to or in lieu of amounts authorized under the Annual Incentive Plan.

         The principal mechanism for rewarding executives for long-term performance has been the grant of stock options under the Corporation's stock-based incentive plans. The plan currently employed by the Corporation for this purpose is the 1994 Stock Plan. Under the 1994 Stock Plan, the Stock Option Committee may grant to executive officers and other key employees stock options, as well as other stock-based awards, including restricted stock grants, deferred stock and performance-based stock awards. To date, awards under the 1994 Stock Plan have consisted only of stock options. Under the terms of the 1994 Stock Plan, all grants of stock options must be made at no less than market value, so that the person receiving options will benefit from appreciation of the price of the stock to the same extent as other stockholders.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

         Mr. Wassong's salary and bonus are determined in accordance with the same general standards applied to other executives as outlined above. In determining Mr. Wassong's 2001 base salary, the Committee considered the financial results of the Company in 2001 as well as Mr. Wassong's individual performance. In 2001, Mr. Wassong's base salary was increased to $774,478, a 4.0% increase. During 2001, $140,000 of principal and $63,735 of interest of Mr. Wassong's indebtedness to the Corporation was forgiven in accordance with his employment agreement.

STOCK OPTIONS

         Generally, stock options are granted to officers based upon the officer's ability to influence the Corporation's long-term growth and profitability. The Compensation Committee receives recommendations from the Chief Executive Officer concerning option grants for executive officers other than himself. All options have been granted at exercise prices which are not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 284,631 shares were granted to the Corporation's Named Executive Officers during 2001, including options to purchase 99,463 shares granted to Mr. Wassong. 164,931 of the options granted to the Named Executive Officers in 2001 were granted to replace shares utilized by such persons to satisfy the exercise prices of options previously granted to them by the Corporation (and the tax liability arising therefrom).

                             Compensation Committee
                                 Steven Kotler
                                Robert A. Kavesh

                              INDEPENDENT AUDITORS

         KPMG LLP, Certified Public Accountants, is the Corporation's independent auditor and has served in such capacity since 1968. The Board of Directors has appointed KPMG for the current fiscal year. A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will respond to appropriate questions.

         The aggregate fees billed for professional services by KPMG LLP in 2001 for various services were:

         AUDIT FEES: $406,000 for professional services rendered for the audit of the Company's annual consolidated financial statements for 2001, and the quarterly reviews of the consolidated financial statements included in the Company's Forms 10-Q for 2001.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: KPMG LLP did not render professional services relating to financial information systems design and implementation for 2001.

ALL OTHER FEES:
Audit related fees:    $42,000 for audit activities related to the Company's
                       pension and 401(k) benefit plans.
Other non-audit fees:  $89,000 for professional services rendered in connection with tax compliance.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent as defined in the American Stock Exchange listing standards. The members of the Audit Committee are Steven Kotler (Chair), Robert A. Kavesh and Marcella Maxwell. The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. The Audit Committee has adopted a written charter which has been approved by the Board of Directors, and which was included as Exhibit A to the Company's 2001 Proxy Statement. (The 2001 Proxy Statement may be accessed through the Securities and Exchange Commission web site, at http://www.sec.gov/cgi-bin-srch-edgar.) The Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, the Corporation's independent auditors for 2001, are responsible for expressing an opinion on the conformity of the Corporation's audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). KPMG LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. The Committee also considered whether KPMG's provision of non-audit services to the Corporation is compatible with KPMG's independence.

         Based on the consideration referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for 2001. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

        Steven A. Kotler (Chairman)
        Dr. Robert A. Kavesh
        Dr. Marcella Maxwell

                            STOCK PERFORMANCE GRAPH

         The following graph charts the total stockholder return over a five-year period commencing on December 31, 1996, with respect to an investment in Common Stock as compared to the S&P Midcap Consumer Products Index and a peer group of companies selected by the Corporation for purposes of comparison (the "Peer Group"). The Peer Group consists of Playtex Products, Inc., Helen of Troy Limited, NBTY , Inc. and Applica Incorporated. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect stock market capitalization.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                         AMONG DEL LABORATORIES, INC.,
           THE S & P MIDCAP CONSUMER PRODUCTS INDEX AND A PEER GROUP

[GRAPH OMITTED]

                        DEL             S&P MIDCAP          PEER GROUP
                    LABORATORIES         CONSUMER
                        INC.            PROD.INDEX
        -----------------------------------------------------------------
        1996
        1997
        1998
        1999
        2000
        2001





                                                                               COMPOUND
                                            YEAR END                            ANNUAL
                            1996     1997     1998     1999     2000     2001 Return Rate
                            ----     ----     ----     ----     ----     ---- -----------

Del Laboratories, Inc.   $  100.0 $  192.5 $  159.7 $   52.2 $   65.2 $  111.4    2.18%
Peer Group                  100.0    154.0    134.1    151.2     75.8    128.3    5.10%
S&P Midcap Consumer         100.0    125.7    145.1    138.1    120.0    128.5    5.15%
  Products Index

_________

* Peer group includes Helen of Troy Limited, NBTY, Inc., Playtex Products, Inc. and Applica Incorporated. Carter-Wallace is no longer a member of the peer group due to the acquisition of the company in 2001.


                                   PROPOSAL 2

              APPROVAL OF AMENDMENT NO. 3 TO THE 1994 STOCK PLAN,
                            AS AMENDED AND RESTATED

GENERAL

         As discussed above in the "Compensation Committee Report on Executive Compensation" (the "Compensation Committee Report"), the 1994 Stock Plan is an important means by which the Corporation ties the compensation of executive officers to the performance of the Corporation. To date, awards under the 1994 Plan have been solely in the form of non-qualified stock options, although the Plan also authorizes a broad range of other awards, including restricted and deferred stock, performance awards, limited stock appreciation rights ("LSARs") and other types of awards based on the Corporation's Common Stock (collectively, "Awards").

         At the 2002 Annual Meeting, the Corporation's stockholders will be asked to approve an amendment to the 1994 Plan authorizing an additional 700,000 shares reserved for delivery to participants in connection with awards under the 1994 Plan. A copy of proposed Amendment No. 3 to the 1994 Plan is attached as Exhibit A to this Proxy Statement. References in Section 4(a) of the 1994 Plan to the Corporation's 1984 and 1971 Stock Option Plans have been deleted since there are no longer any options outstanding under those plans.

         The purpose of the amendment is to increase by 700,000 the number of shares available for awards under the 1994 Plan.

DESCRIPTION OF THE 1994 PLAN

         The following is a brief description of the material features of the 1994 Plan. Such description is qualified in its entirety by reference to the full text of the 1994 Plan, which was attached as Exhibit A to the Corporation's 1999 Proxy Statement. (The 1999 Proxy Statement may be accessed through the Securities and Exchange Commission's web site, at "http://www.sec.gov/cgi-bin/srch-edgar".)

         SHARES AVAILABLE AND AWARD LIMITATIONS. Under the 1994 Plan, the number of shares of Common Stock reserved and available for options and stock-based awards, as of April 1, 2002 (the "Record Date") was 18,383, representing approximately 0.2% of the shares outstanding on the Record Date. The Corporation has no plan currently in effect other than the 1994 Stock Plan under which options and stock-based awards may be granted.

         Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Corporation to satisfy withholding tax obligations or in payment of the exercise price of an Award, will be deemed to be available for new Awards under the 1994 Plan. These same share counting rules apply to awards under two predecessor plans under which awards are no longer made, so that shares becoming available in connection with such awards will be available under the 1994 Plan. Under the 1994 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Corporation or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 1994 Plan may be either newly issued or treasury shares. On April 22, 2002, the last reported sale price of the Common Stock on the composite tape for American Stock Exchange-listed securities was $22.75 per share.

         In addition, the 1994 Plan includes a limitation intended to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 1994 Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals 500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, LSARs, restricted stock, deferred stock, and other stock-based awards are separate types of Awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no participant may be paid during any calendar year an amount that exceeds his or her Annual Limit, which for this purpose equals the fair market value of the number of shares under the participant's Annual Limit as of the date of grant or the date of settlement of the Award, whichever is greater. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

         As discussed above, adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution in cash or property other than shares, recapitalization, stock split, stock dividend (whether or not large, special and non-recurring, if the proposed amendment is approved), reorganization, business combination, or other similar corporate transaction or event which affects the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that any adjustments to Awards intended to qualify as "performance-based" must conform to requirements under
Section 162(m).

         ELIGIBILITY. Executive officers and other employees of the Corporation and its subsidiaries, and non-employee consultants and others who provide substantial services to the Corporation and its subsidiaries, are eligible to be granted Awards under the 1994 Plan. In addition, any person who has been offered employment by the Corporation or a subsidiary may be granted Awards, but such prospective employee may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. In 2001, approximately 85 executive officers and other employees were eligible for Awards under the 1994 Plan.

         ADMINISTRATION. The 1994 Plan is administered by the Committee, except that the Board may appoint any other committee to administer the 1994 Plan and may itself act to administer the 1994 Plan. Subject to the terms and conditions of the 1994 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of Shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1994 Plan, and make all other determinations which may be necessary or advisable for the administration of the 1994 Plan. Nothing in the 1994 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The 1994 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1994 Plan.

         STOCK OPTIONS AND LSARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price of an option is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option and the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally are fixed by the Committee, subject to a restriction that no ISO (or related LSAR) may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares, or other property (including notes or obligations to make payment on a deferred basis) or by surrender of other outstanding Awards, having a fair market value equal to the exercise price.

         LSARs may be granted entitling the participant, within 60 days after a Change in Control, to surrender an option and receive the excess of the fair market value of each option share on the date of the Change in Control over the exercise price of the Option.

         RESTRICTED AND DEFERRED STOCK. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

         OTHER STOCK-BASED AWARDS, BONUS STOCK, AND AWARDS IN LIEU OF CASH OBLIGATIONS. The 1994 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Corporation's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

         PERFORMANCE-BASED AWARDS. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 1994 Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executives will be selected from among the following: (1) earnings per common share; (2) revenues; (3) cash flow, free cash flow, or cash flow return on investment; (4) return on net assets, return on assets, return on investment, return on investment capital, or return on equity; (5) value created; (6) operating margin; (7) consolidated net income before or after taxes, pretax earnings, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense, operating earnings, or net cash provided by operations; (8) share price or total stockholder return; (9) sales above a specified threshold or in relation to prior periods; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

         OTHER RESTRICTIONS ON AWARDS AND SHARES. The Committee may impose additional restrictions on Shares acquired upon exercise of options. The restrictions could include a period ranging from six months to three years after exercise during which option shares may not be sold or transferred, with a requirement that the shares be resold to the Corporation at the original exercise price upon certain types of termination of employment during that period. The restrictions could also include a right of first refusal requiring the optionee to offer the option shares to the Corporation prior to selling them after the end of the restriction period. In addition, the Committee may impose restrictions under which forfeiture is triggered by competition with the Corporation, disclosure or misuse of proprietary information, or failure to assist the Corporation in litigation. Such forfeitures would apply to outstanding Awards and any gains realized by exercise of options during the six months before the triggering event or, if the participant's employment has terminated, during the last six months of employment and up to 18 months following employment.

         OTHER TERMS OF AWARDS. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Corporation's obligations under the 1994 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 1994 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

         Awards under the 1994 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 1994 Plan, awards under other Corporation plans, or other rights to payment from the Corporation, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well.

VESTING, FORFEITURES, AND ACCELERATION THEREOF. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 1994 Plan provides that, in the event of a Change in Control of the Corporation, outstanding Awards will immediately vest and be fully exercisable and any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and, unless otherwise provided by the Committee, performance goals and conditions will be deemed met at the maximum level. A Change in Control means an event in which (1) the Corporation shall merge or consolidate with any other corporation and shall not be the surviving corporation; (2) a sale of all or substantially all of the Corporation's assets; (3) a tender or exchange offer by a party other than an existing director intending to acquire the Corporation;

(4) a person, other than an existing director, becoming a beneficial owner of 25% or more of the voting power of Corporation securities; (5) a change in the Board such that a majority of members are not existing members or new members approved by existing and previously approved members. The Board may determine that a given event will not constitute a Change in Control.

         AMENDMENT AND TERMINATION OF THE 1994 PLAN. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1994 Plan or the Committee's authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. The Board may in its discretion submit other amendments to stockholders for approval. Stockholder approval will not necessarily be required for amendments which might increase the cost of the 1994 Plan or broaden eligibility. Unless earlier terminated, the 1994 Plan will terminate at such time that no shares reserved under the 1994 Plan remain available and the Corporation has no further rights or obligations with respect to any outstanding Award.

FEDERAL INCOME TAX IMPLICATIONS OF THE 1994 PLAN

         The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the Plan. The grant of an option (including a stock-based award in the nature of a purchase right) and a related LSAR will create no federal income tax consequences for the participant or the Corporation. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise minus the exercise price. Upon exercising an LSAR, the participant must generally recognize ordinary income equal to the cash received.

         Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short- or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (generally, tax basis is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

         The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and LSARs. The Corporation generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Corporation will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

         With respect to other Awards granted under the 1994 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Corporation generally will be entitled to a deduction in an amount equal to any ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.

         Compensation that qualifies as "performance-based" compensation is excluded from the $1,000,000 deductibility cap of Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 1994 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 1994 Plan will be fully deductible under all circumstances. In addition, other Awards under the 1994 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1,000,000 in a given year, be subject to the limitation of Section 162(m).

         The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 1994 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1994 Plan, as the consequences may vary with the types of Awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, depending on the circumstances of the transactions under the 1994 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

RECOMMENDATION OF THE BOARD

         The Board of Directors considers the amendment to the 1994 Plan to be in the best interests of the Corporation and its stockholders and recommends that the stockholders vote FOR approval of the amendment.

OTHER BUSINESS

         The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

         Stockholder proposals for inclusion in the proxy materials for the 2003 Annual Meeting of Stockholders must be received at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178 by December 31, 2002. Any stockholder proposal presented for consideration at the 2003 Annual Meeting which is not included in the Company's proxy materials for the meeting will be considered untimely if the Company does not receive notice of the proposal by March 16, 2003. The Company's proxies will have discretionary voting authority with respect to any untimely proposals.


                                              By Order of the Board of Directors


                                              Gene L. Wexler
                                              Secretary

Uniondale, New York
April 30, 2002

                                                                       EXHIBIT A

                                AMENDMENT No. 3

                                     to the

                             DEL LABORATORIES, INC.

                    1994 STOCK PLAN, AS AMENDED AND RESTATED

         Pursuant to Section 12(e) of the 1994 Stock Plan, as amended and restated (the "Plan"), of Del Laboratories, Inc. (the "Corporation"), the Board of Directors of the Corporation hereby amends the Plan as follows:

         (1) Section 4(a) of the Plan is hereby amended by amending the first two sentences of Section 4(a) to read as follows: "(a) Number of Shares Reserved and Available. Subject to adjustment as provided in Section 10 hereof, the total number of Shares reserved for delivery to Participants in connection with Awards under the Plan shall be (I) 1,100,000 plus (ii) the 100,000 Shares that were originally authorized and reserved in 1994 for Awards under the Plan."

         (2) Except as amended hereby, the terms of the Plan remain in full force and effect.

         (3) This amendment shall be effective only if and at such time as it has been approved by the vote of holders of a majority of the outstanding Common Stock present in person or represented by proxy and entitled to vote on the matter at the Corporation's 2002 Annual Meeting of Stockholders.

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*






Please mark your votes as indicated in this example [X]

1. ELECTION OF DIRECTORS

            FOR all nominees                               WITHHOLD
        listed below (except as                            AUTHORITY
         withheld in the space                          to vote for all
              provided)                              nominees listed below

                 [ ]                                         [ ]

   01 Robert A. Kavesh,       02 Steven Kotler and      03 Marcella Maxwell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
          The Board of Directors recommends a vote "FOR" all nominees.

2. APPROVAL OF AMENDMENT NO. 3 TO AMENDED AND RESTATED 1994 STOCK PLAN

              FOR              AGAINST             ABSTAIN
              [ ]                [ ]                 [ ]

The Board of Directors recommends a vote "FOR" the approval of Amendment No. 3 to Amended and Restated 1994 Stock Plan

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                   DATED:_________________________________, 2002


                                   ---------------------------------------------
                                                   Signature


                                   ---------------------------------------------
                                            Signature if held jointly

                                   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                             DEL LABORATORIES, INC.

                                      PROXY

             Annual Meeting of Stockholders, Thursday, May 23, 2002

      The undersigned stockholder of DEL LABORATORIES, INC., a Delaware corporation, hereby appoints Gene L. Wexler and Enzo Vialardi, either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Del Laboratories, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Thursday May 23, 2002, at 10:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees listed on the reverse side of this card.

                           (Continued on reverse side)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

Please mark your votes as indicated in this example [X]

1. ELECTION OF DIRECTORS

              FOR all nominees                          WITHHOLD
          listed below (except as                       AUTHORITY
           withheld in the space                     to vote for all
                provided)                         nominees listed below

                   [ ]                                    [ ]

01 Robert A. Kavesh,       02 Steven Kotler and         03 Marcella Maxwell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-----------------------------------------------------------------------
          The Board of Directors recommends a vote "FOR" all nominees.

2. APPROVAL OF AMENDMENT NO. 3 TO AMENDED AND RESTATED 1994 STOCK PLAN

              FOR                 AGAINST           ABSTAIN
              [ ]                   [ ]               [ ]

The Board of Directors recommends a vote "FOR" the approval of Amendment No. 3 to Amended and Restated 1994 Stock Plan

                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                   DATED:_________________________________, 2002


                                   ---------------------------------------------
                                                   Signature


                                   ---------------------------------------------
                                            Signature if held jointly

                                   PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

              DEL LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

                        CONFIDENTIAL VOTING INSTRUCTIONS

           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             Annual Meeting of Stockholders, Thursday, May 23, 2002

      The undersigned hereby instructs the Trustee of the Del Laboratories, Inc. Employee Stock Ownership Plan ("ESOP") to vote all shares of Common Stock of Del Laboratories, Inc. allocated to the undersigned's account under the ESOP at the Annual Meeting of Stockholders of said corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on May 23, 2002, at 10:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side (or, if no instructions are given, "FOR" all nominees listed on the reverse side of this card.)

                           (Continued on reverse side)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *